Exhibit 4.3

WALGREENS BOOTS ALLIANCE, INC.

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of August 4, 2025 (this “Supplemental Indenture”), by and between WALGREENS BOOTS ALLIANCE, INC., a Delaware corporation, as issuer (the “Company”) and COMPUTERSHARE TRUST COMPANY, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), supplements the Indenture, dated as of December 17, 2015 (as thereafter supplemented and amended, the “Indenture”), by and between the Company and the Trustee.

RECITALS OF THE COMPANY

WHEREAS, Section 9.2 of the Indenture provides that, except with respect to the enumerated matters set forth in such section, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, the Company and the Trustee may enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture or of the Securities of such series;

WHEREAS, the Company has heretofore issued its (i) 3.450% Notes due 2026 (the “2026 Notes”), (ii) 8.125% Notes due 2029 (the “2029 Notes”), (iii) 3.200% Notes due 2030 (the “2030 Notes”), (iv) 4.650% Notes due 2046 (the “2046 Notes”) and (v) 4.100% Notes due 2050 (the “2050 Notes” and, together with the 2026 Notes, the 2029 Notes, the 2030 Notes and the 2046 Notes, the “Notes”), in each case, pursuant to the Indenture;

WHEREAS, the Holders of at least a majority in aggregate principal amount of outstanding 2026 Notes, the Holders of at least a majority in aggregate principal amount of outstanding 2029 Notes, the Holders of at least a majority in aggregate principal amount of outstanding 2030 Notes, the Holders of at least a majority in aggregate principal amount of outstanding 2046 Notes have duly consented and the Holders of at least a majority in aggregate principal amount of outstanding 2050 Notes have duly consented, pursuant to Blazing Star Merger Sub, Inc.’s Offer to Purchase and Consent Solicitation Statement, dated July 22, 2025 (as amended, supplemented or otherwise modified from time to time, the “Offer to Purchase and Consent Solicitation Statement”) to the amendments to the Indenture set forth in this Supplemental Indenture;

WHEREAS, the Company has received and delivered to the Trustee a certified report from Global Bondholder Services Corporation evidencing that the Holders of at least a majority in aggregate principal amount of outstanding 2026 Notes, 2029 Notes, 2030 Notes, 2046 Notes, and 2050 Notes have duly consented to the amendments to the Indenture set forth in this Supplemental Indenture, and the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions precedent provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with and the execution of the Supplemental Indenture is authorized and permitted under the Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and proportionate benefit of the Holders as follows:

ARTICLE 1. Terms

Section 1.01. Definitions. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

ARTICLE 2. Amendments

Section 2.01. Amendments to the Indenture.

(a) In clause (4)(a) of Section 4.2 (Defeasance and Covenant Defeasance) of the Indenture, the words “a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof” shall be deleted and replaced by the words “the Company expressed in an Officer’s Certificate”.

(b) Clauses (4)(b) through (4)(e) of Section 4.2 (Defeasance and Covenant Defeasance) of the Indenture and all references thereto in the Indenture and the Notes shall be deleted in their entirety.

(c) Clauses (4) through (8) of the definition of “Event of Default” within Section 5.1 (Events of Default) of the Indenture and all references thereto in the Indenture and the Notes shall be deleted in their entirety.

(d) Section 7.3 (Reports by Trustee) of the Indenture and all references thereto in the Indenture and the Notes shall be deleted in their entirety.

(e) Section 7.4 (Reports by Company) of the Indenture and all references thereto in the Indenture and the Notes shall be deleted in their entirety.

(f) Article 8 (Consolidation, Amalgamation, Merger and Sales) of the Indenture and all references thereto in the Indenture and the Notes shall be deleted in their entirety.

(g) Section 9.7 (Notice of Supplemental Indenture) of the Indenture and all references thereto in the Indenture and the Notes shall be deleted in their entirety.

(h) Section 10.5 (Limitation on Liens) of the Indenture and all references thereto in the Indenture and the Notes shall be deleted in their entirety.

(i) Section 10.6 (Limitation on Sale and Leaseback) of the Indenture and all references thereto in the Indenture and the Notes shall be deleted in their entirety.

(j) Section 10.9 (Company Statement as to Compliance, Notice of Certain Defaults) of the Indenture and all references thereto in the Indenture and the Notes shall be deleted in their entirety.

(k) The provisions of the Notes relating to “Change of Control Offer” (including the paragraph beginning with “If a Change of Control Triggering Event…” and the next three succeeding paragraphs) and all related references and definitions (including “Change of Control,” “Change of Control Triggering Event”) shall be deleted in their entirety.

Section 2.02. Effectiveness of Amendments. The amendments to the Indenture and the Notes set forth in Section 2.01 of this Supplemental Indenture with respect to a series of Notes shall become operative upon Blazing Star Merger Sub, Inc.’s acceptance for purchase of not less than a majority in aggregate principal amount of the outstanding Notes of such series and payment therefor, pursuant to the Offer to Purchase and Consent Solicitation Statement. If such acceptance and payment do not occur with respect to such series of Notes, the amendments to the Indenture and the Notes set forth in Section 2.01 herein with respect to such series of Notes shall be deemed to have been revoked retroactively to the date of this Supplemental Indenture and the Indenture and such series of Notes shall not be deemed amended by this Supplemental Indenture with respect to such series of Notes.

ARTICLE 3. Acceptance of Supplemental Indenture

Section 3.01. Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE 4. Miscellaneous Provisions

Section 4.01. Governing Law; Waiver of Trial by Jury. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.02. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Authenticating Agent, any Security Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 4.03. Execution in Counterparts. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (“UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 4.04. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein provided.

Section 4.05. The Trustee. The Trustee makes no representations as to and shall not be responsible or liable in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the indemnities, rights, privileges, protections, limitations of liability, immunities and benefits afforded to the Trustee under the Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, including, but not limited to, in connection with the execution of this Supplemental Indenture by the Trustee and any action or inaction of the Trustee taken in accordance herewith, in each of its capacities hereunder as if set forth herein in full. The Company hereby requests the Trustee to execute this Supplemental Indenture, and the Company acknowledges that, in so acting, the Trustee has acted consistently with its standard of care under the Indenture. The Company agrees that the execution by the Trustee of this Supplemental Indenture is consistent with, and permitted by, the Indenture.

Section 4.06. Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Security Registrar and the Paying Agent in this Supplemental Indenture will bind their respective successors.

Section 4.07. Headings, Etc. The titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

WALGREENS BOOTS ALLIANCE, INC.

By:	/s/ Manmohan Mahajan
	Name:	Manmohan Mahajan
	Title:	Global Chief Financial Officer

By:	/s/ Omorlie Harris
	Name:	Omorlie Harris
	Title:	Senior Vice President and Global Treasurer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Scott Little
	Name:	Scott Little
	Title:	Vice President

[Signature Page to Supplemental Indenture]